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                                                                  Exhibit 99.7.B

                                        April 23, 2002

United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, Alabma 35233

     RE: Titanium Universal Life Variable Account
         Form S-6 File No. 333-89875
         ---------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 filed by United Investors Life Insurance Company for certain variable life insurance policies (File No. 333-89875). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 SUTHERLAND ASBILL & BRENNAN LLP

                                                 By: /s/Frederick R. Bellamy
                                                     -----------------------
                                                     Frederick R. Bellamy

FRB:dk